Exhibit 99.2

PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487

POC22-0110

Precision Optics Announces Delay in Effective Date of Reverse Split

GARDNER, MA, October 27, 2022. Precision Optics Corporation, Inc. (OTCQB: PEYE) (the “Company”) announced today that the Company is amending the date for its reverse stock split, due to an unanticipated delay in obtaining necessary regulatory clearances. The Company expects to announce revised timing for the reverse split in the near future.

Previously, the Company had planned for its reverse split to become effective after the close of business on Wednesday, October 26, 2022, and had expected the common stock to begin trading on a split-adjusted basis when the market opened the following day.

The reverse split of its common stock is related to the Company’s application for listing of the common stock on The Nasdaq Stock Market (“Nasdaq”). The Company remains committed to both the completion of the reverse split and the planned listing on Nasdaq.

About Precision Optics Corporation

Founded in 1982, Precision Optics is a vertically integrated optics company primarily focused on leveraging its proprietary micro-optics and 3D imaging technologies to the healthcare and defense/aerospace industries by providing services ranging from new product concept through mass manufacture. Utilizing its leading-edge in-house design, prototype, regulatory and fabrication capabilities as well as its Lighthouse Imaging division’s electronic imaging expertise and its Ross Optical division’s high volume world-wide sourcing, inspecting and production resources, the Company is able to design and manufacture next-generation product solutions to the most challenging customer requirements. Within healthcare, Precision Optics enables next generation medical device companies around the world to meet the increasing demands of the surgical community who require more enhanced and smaller imaging systems for minimally invasive surgery as well as 3D endoscopy systems to support the rapid proliferation of surgical robotic systems. In addition to these next generation applications, Precision Optics has supplied top tier medical device companies a wide variety of optical products for decades, including complex endocouplers and specialized endoscopes. The Company is also leveraging its technical proficiency in micro-optics to enable leading edge defense/aerospace applications which require the highest quality standards and the optimization of size, weight and power. For more information, please visit www.poci.com.

About Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by the Company’s management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s annual report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Company Contact:

PRECISION OPTICS CORPORATION

22 East Broadway

Gardner, Massachusetts 01440-3338

Telephone: 978-630-1800

Investor Contact:

LYTHAM PARTNERS, LLC

Robert Blum

Phoenix | New York

Telephone: 602-889-9700

peye@lythampartners.com